                                                                 EXHIBIT (4)(ii)

                                                       Dated as of June 27, 1995

         AMENDMENT AND CONSENT to the Second Amended and Restated Credit Agreement dated as of December 15, 1994 among T.M. INVESTORS LIMITED PARTNERSHIP, a limited partnership organized under the laws of Delaware (the "Borrower"), the banks (the "Banks") listed on the signature pages hereof, CITIBANK, N.A. ("Citibank"), as administrative agent (the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below), BT SECURITIES CORPORATION ("BT Securities"), CHEMICAL SECURITIES INC. ("Chemical Securities"), CITICORP SECURITIES, INC. ("CSI") and CREDIT SUISSE ("Credit Suisse"), as arrangers (the "Arrangers"), and BT SECURITIES and CHEMICAL SECURITIES as co-syndication agents.

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Lenders, the Administrative Agent and the Arrangers have entered into a Second Amended and Restated Credit Agreement dated as of December 15, 1994 (the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment and Consent have the same meanings as specified in the Credit Agreement.

         (2) The Borrower has requested that the Lenders, the Administrative Agent, the Security Agent and the Arrangers agree to amend certain provisions of the Credit Agreement and consent to the Borrower entering into various agreements and amendments (the "June Amendments") and the Lenders, the Administrative Agent, the Security Agent and the Arrangers have agreed to amend the Credit Agreement and to consent to the Borrower entering into such agreements and the June Amendments upon the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Lenders, the Administrative Agent, the Security Agent and the Arrangers hereby agree as follows:

         SECTION 1. Amendment to Credit Agreement. Section 1.01 of the Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended by deleting the definition of "Applicable Margin" in its entirety and inserting in lieu thereof the following new definition:

                     "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

              -----------------------------------------------------------------------------
                 Public Debt Rating         Applicable Margin        Applicable Margin for
                     S&P/Moody's          for Base Rate Advances   Eurodollar Rate Advances
              -----------------------------------------------------------------------------
              Level 1
              -------

              BBB or Baa2 or above                  0%                       .50%
              -----------------------------------------------------------------------------
              Level 2
              -------

              below BBB or Baa2
              but at least BBB- or Baa3             0%                       .75%
              -----------------------------------------------------------------------------
              Level 3
              -------

              below BBB- or Baa3
              but at least BB or Ba2               .50%                      1.25%
              -----------------------------------------------------------------------------
              Level 4
              -------

              Below BB and Ba2                     1.0%                      2.25%
              -----------------------------------------------------------------------------

         SECTION 2. Administrative Agent, Security Agent and Lender Consents. The Administrative Agent, the Security Agent and each of the Lenders hereby consent, subject to the satisfaction of the conditions precedent set forth in
Section 3, to the due execution, delivery and performance by the Borrower of the following:

         (a) Amendment No. 4 to the Associates LP Partnership Agreement as attached hereto as Exhibit A;

         (b) Amendment No. 4 to the Guaranteed Reset Note (as defined in the Associates LP Partnership Agreement") as attached hereto as Exhibit B;

         (c) Amendment No. 4 to the Borden #2 Agreement as attached hereto as Exhibit C;

         (d) The Associates Consent as attached hereto as Exhibit D;

         (e) The Investors Consent as attached hereto as Exhibit E; and

         (f) Amendment No. 4 to the Borrower Partnership Agreement as attached hereto as Exhibit F.

         SECTION 3. Conditions of Effectiveness. This Amendment and Consent shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment and Consent executed by the Borrower and all of the Lenders or, as to any of the
Lenders, advice satisfactory to the         3
                                       3

Administrative Agent that such Lender has executed this Amendment. Section 1 of this Amendment and Consent is subject to the provisions of Section 8.01 of the Credit Agreement.

         SECTION 4. No Default. By its execution and delivery of this Amendment and Consent, the Borrower hereby states and confirms that no event has occurred and is continuing that constitutes a Default.

         SECTION 5. Reference to and Effect on the Loan Documents and certain other Agreements. (a) On and after the effectiveness of this Amendment and Consent, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment and Consent.

         (b) The Credit Agreement, as specifically amended by this Amendment and Consent, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment and Consent shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents or any of the agreements amended by the June Amendments, nor constitute a waiver of any provision of any of the Loan Documents or any of the agreements amended by the June Amendments.

         SECTION 6. Costs, Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and Consent and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

         SECTION 7. Execution in Counterparts. This Amendment and Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Consent by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Consent.

         SECTION 8. GOVERNING LAW. THIS AMENDMENT AND CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Consent to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           T.M. INVESTORS LIMITED
            PARTNERSHIP

                           By:  Pawling Partners, Inc, as General
                     Partner

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           CITIBANK, N.A.,as Administrative Agent, as Security
                                 Agent and as Lender

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           BANKERS TRUST COMPANY

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           CHEMICAL BANK

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           CREDIT SUISSE

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           ABN AMRO BANK N.V.,
                                 NEW YORK BRANCH

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           CIBC INC.

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           CREDIT LYONNAIS NEW YORK BRANCH

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           CREDIT LYONNAIS
                                 CAYMAN ISLAND BRANCH

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           NATIONSBANK, N.A. (CAROLINAS)

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           NATIONAL WESTMINSTER BANK PLC
                                 NEW YORK BRANCH

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           NATIONAL WESTMINSTER BANK PLC
                                 NASSAU BRANCH

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           THE BANK OF NEW YORK

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           THE BANK OF NOVA SCOTIA

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           THE BANK OF TOKYO TRUST COMPANY

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           THE CHASE MANHATTAN BANK, N.A.

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           THE FIRST NATIONAL BANK OF CHICAGO

                           By:
                                 -----------------------------
                                 Name:
                                 Title:

                           THE FUJI BANK, LIMITED

                           By:
                                 -----------------------------
                                 Name:
                                 Title: